Exhibit 16.1

Aronson & Company

700 King Farm Boulevard

Rockville, Maryland 20850

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Re:  Great American Family Parks, Inc.

       Registration No. 333-127199

       Form SB-2A

Gentlemen:

We have read the comments contained in “Changes in and Disagreements with Accountants” contained in the above-referenced Form SB-2A and concur with those comments in so far as they pertain to Aronson & Company.

/s/ Aronson & Company

December 6, 2005